UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

CommonWealth REIT
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On February 21, 2014, CommonWealth REIT issued the following press release:

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Announces Window for Making Trustee Nominations and Shareholder Proposals at June 13, 2014 Annual Shareholders’ Meeting Opens Today

CWH Has Adopted Meaningful Changes to Corporate Governance and Encourages Shareholders to Participate in Annual Meeting

Newton, MA (February 21, 2014): CommonWealth REIT (NYSE: CWH) today announced that, beginning today, Friday, February 21, 2014, through Monday, March 24, 2014, shareholders who have owned a minimum of $2,000 worth of common shares for at least one year may make Trustee nominations and shareholder proposals for consideration at CWH’s annual shareholders’ meeting on June 13, 2014.

In 2013, CWH’s Board adopted meaningful changes to CWH’s governance in response to suggestions from shareholders, including simplifying the path for shareholder actions at annual shareholders’ meetings.  Among the matters to be considered at the 2014 annual shareholders’ meeting will be Board proposals to amend CWH’s Declaration of Trust to provide for: (i) annual election of all Trustees and (ii) a plurality voting standard in contested Trustee elections.

CWH also confirmed that the CWH Board’s Nominating and Governance Committee continues to work with the executive search firm Korn / Ferry International to identify additional Independent Trustee candidates for the Board.  In addition to the two highly qualified Independent Trustees that were recently added to the CWH Board, the Board is committed to adding at least one more additional Independent Trustee and to designating a Lead Independent Trustee, with clear and robust responsibilities, by the time of the June 2014 annual shareholders’ meeting.

Adam Portnoy, President and Managing Trustee of CWH, made the following statement regarding today’s announcement:

“During the last year, and after meeting with a large number of shareholders, the Board implemented many meaningful changes to CWH’s governance, including some changes that require shareholder approval at this year’s annual meeting.  Shareholders have a clear path to effect any desired change at CWH through customary channels and without the disruptive and potentially value destructive impact of the hostile takeover advocated by Related/Corvex.  We encourage all shareholders to participate in the June 2014 annual meeting.”

CommonWealth REIT is a real estate investment trust that primarily owns office properties located throughout the United States. CWH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE OR THEIR IMPLICATIONS.

ADDITIONAL INFORMATION REGARDING THE CONSENT SOLICITATION

CWH, its Trustees and certain of its executive officers, and Reit Management & Research LLC, and certain of its directors, officers and employees, may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the solicitation being conducted by Related Fund Management, LLC and Corvex Management LP (“Related/Corvex”). On January 29, 2014, CWH filed a definitive consent revocation statement with the Securities and Exchange Commission (“SEC”) in response to the Related/Corvex solicitation and has mailed the definitive consent revocation statement and form of WHITE consent revocation card to each shareholder. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT CWH MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of the potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the definitive consent revocation statement filed by CWH with the SEC in connection with the solicitation of revocations of consents.

Shareholders may obtain free of charge copies of the definitive consent revocation statement and any other documents filed by CWH with the SEC in connection with the Related/Corvex solicitation at the SEC’s website (http://sec.gov), at CWH’s website (http://cwhreit.com) or by requesting these materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458 or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Morrow & Co., LLC, toll free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

Contacts

Media:

Joele Frank Wilkinson Brimmer Katcher

Andrew Siegel/Jonathan Keehner

212-355-4449

or

Investor:

CommonWealth REIT

Timothy Bonang, Vice President, Investor Relations

Jason Fredette, Director, Investor Relations

617-796-8222

www.cwhreit.com

(end)